Exhibit 23(b)




               CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Phillips Petroleum Company of our report dated March 9, 2001, relating to the consolidated financial statements of Tosco Corporation, which appears in the Current Report on Form 8-K/A of Phillips Petroleum Company, dated October 31, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.




/s/ PricewaterhouseCoopers LLP


Phoenix, Arizona
December 17, 2001


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